Exhibit 16



November 2, 1998


Mrs.  Patricia DiIanni
Chief Financial Officer
MRS Technology, Inc.
10 Elizabeth Drive
Chelmsford, MA 01824-4112

Dear Mrs. DiIanni:

This is to confirm that the client-auditor relationship between MRS Technology, Inc. (Commission File Number 0-21908) and PricewaterhouseCoopers L.L.P. has ceased.

Very truly yours,

/s/PricewaterhouseCoopers L.L.P.


cc: Office of the Chief Accountant
    SECS Letter File
    Securities and Exchange Commission
    Mail Stop 11-3
    450 Fifth Street, N.W.
    Washington, D.C.  20549